Conformed Submission Type:    8-K
 Conformed Period of Report:   20000206
 Item Information:             Acquisition or Disposition of Assets





                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549



                             FORM 8-K

                          CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         February 6, 2000

                         KINETIKS.COM, INC.,
                       a Delaware corporation

                         Commission File No.
                             0-15415

       Internal Revenue Service Employer Identification No.
                            76-0478045

                          Jon V. Ludwig
                       ELinear Corporation
                 1055 Westmoore Drive, Suite 230
                   Westminster, Colorado 80203



Item 2.  Acquisition of Disposition of Assets.

     (a) Registrant entered into an Agreement and Plan of Merger, dated October 11, 1999, for its wholly-owned subsidiary, Elinear Corporation, to acquire by merger substantially all of the assets of Imagenuity, Inc., a Florida corporation. The plan was subject to certain contingencies that were satisfied as of December 9, 1999.

Item 7.  Financial Statements, Por Forma Financial Information and Exhibits.

     (a) Financial Statements

         (i) Filed herewith are the Report of Independant Certified Public Accountants; the audited Balance Sheets as of December 31, 1998, 1997;
the audited Statements of Operations for the peroid October 20, 1997 (inception) through December 31, 1997 and for the year ended December 31, 1998; the audited statements of Stockholder's Equity for the peroid October 20, 1997 (inception) through Decmber 31, 1997 and for the year ended December 31, 1998; and the audited Statements of Cash Flows for the peroid October 20, 1997 (inception) through December 31, 1998 and for the year ended December 31, 1998, of Imagenuity, Inc. d/b/a e-Linear, togther with the notes thereto.

     (b) Pro Forma Combined, Condensed Financial Information

             Filed herewith are the unaudited Proforma Combined Condensed Financial Information of Kinetiks.com, Inc. and subsidiary and Imagenuity, Inc. d/b/a e-Linear, consisting of the unaudited proforma combined, condernsed Balance Sheet for Kinetiks.com, Inc. and subsidiary and Imagenuity, Inc. d/b/a e-Linear as of October 31, 1999; unaudited proforma combined, condensed Statements of Operations for Kinetiks.com, Inc. and subsidiary and Imagenuity, Inc. d/b/a e-Linear, for the year ended December 31, 1998 and the ten month peroid ended October 31, 1999 with adjustments.

     (c) Exhibits: The following exhibits are filed with this 8-K:

          Exhibit A-1 -- Agreement and Plan of Merger,(incorporated
                         by reference) dated October 11, 1999




                         FINANCIAL STATEMENTS AND
                          REPORT OF INDEPENDANT
                       CERTIFIED PUBLIC ACCOUNTANTS
                     Imagenuity, Inc. d/b/a e-Linear

                         December 31, 1998, 1997

                               CONTENTS


REPORT OF INDEPENDANT CERTIFIED PUBLIC ACCOUNTANTS

FINANCIAL STATEMENTS

        BALANCE SHEETS

        STATEMENTS OF OPERATIONS

        STATEMENTS OF STOCKHOLDER'S EQUITY

        STATEMENT OF CASH FLOWS

        NOTES TO FINANCIAL STATEMENTS


                INDEPENDENT AUDITORS' REPORT


To the Board of Directors
Imagenuity, Inc. d/b/a e-Linear

We have audited the accompanying balance sheets of Imagenuity, Inc. d/b/a e-Linear (an S Corporation) as of December 31, 1997 and 1998, and the related statements of operations, stockholder's equity, and cash flows for the period October 20, 1997 (inception) through December 31, 1997 and for the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Imagenuity, Inc. d/b/a e-Linear (an S
Corporation) as of December 31, 1997 and 1998, and the results of its operations and its cash flows for the period
October 30, 1997 (inception) through December 31, 1997 and for the year ended December 31, 1998 in conformity with generally accepted accounting principles.



January 14, 2000
Westminster, Colorado


                               IMAGENUITY, INC.
                               d/b/a e-LINEAR
                               BALANCE SHEETS

           ASSETS

                                        October 31,      December 31,
                                          1999         1998       1997
                                      (Unaudited)

Current assets:
  Cash and cash equivalents               21,519      36,269         414
  Accounts receivable, no allowance
    deemed necessary                     250,085      67,306      21,112

      Total current assets               271,604     103,575      21,526

Property and equipment, net               27,797       9,190       4,697
Other assets                               3,121           0           0

      Total assets                       302,522     112,765      26,223


LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
  Checks written in excess of bank
   balance                                     0           0      18,391
  Current portion of notes payable        49,000           0           0
  Accounts payable                             0       8,512           0
  Accrued liabilities                      6,558      13,920           0
  Distributions due to stockholder       171,560           0           0

      Total current liabilities          227,118      22,432      18,391

Commitments                                    0           0           0

Stockholder's equity:
  Common stock; $1.00 par value;
    7,500 shares authorized; 500,
    1,000 and 1,000 shares issued
    and outstanding, respectively            500       1,000       1,000
  Additional paid in capital               8,195           0           0
  Retained earnings                       66,709      89,333       6,832

      Total stockholder's equity          75,404      90,333       7,832

      Total liabilities and
        stockholder equity               302,522     112,765      26,223



  The accompanying notes are an integral part of these financial statements.


                               IMAGENUITY, INC.
                               d/b/a e-LINEAR
                           STATEMENTS OF OPERATIONS



                                                                 Period From
                                                               October 20, 1997
                               Ten Months Ended   Year Ended    (Inception) to
                                 October 31,      December 31,    December 31,
                               1998       1999       1998            1997
                           (Unaudited)(Unaudited)

Net revenues                 322,190     707,025     443,240        20,150

Operating expenses:

  Wages and benefits          80,758     211,402     121,274             0
  Professional services       30,617      30,226      41,724         1,291
  Travel and entertainment    17,823      27,681      22,705             0
  Rent                             0      21,893       5,413             0
  Stock issuance expense           0       8,320           0             0
  Telephone                    4,202      11,976       6,501             0
  Depreciation                 2,399       5,412       2,880           276
  Other                       13,448      40,864      19,388         3,304

      Total operating
        expenses             149,247     357,774     219,885         4,871

      Income from operation  172,943     349,251     223,355        15,279

Interest income                    0       2,459         624             0
Other expense                      0      (1,120)     (3,478)            0

      Net income             172,943     350,590     220,501        15,279

The accompanying notes are an integral part of these financial statements.


                              IMAGENUITY, INC.
                              d/b/a e-LINEAR
                      STATEMENT OF STOCKHOLDER'S EQUITY


                                                Additional
                                Common Stock     Paid In   Retained
                              Shares    Amount   Capital   Earnings    Total

Issuance of common stock for
  cash                          1,000    1,000         0         0     1,000

Distribution to "S" corporation
  stockholders                      0        0         0    (8,447)   (8,447)

Net income for the period           0        0         0    15,279    15,279

Balance at December 31, 1997    1,000    1,000         0     6,832     7,832

Distribution to "S" corporation
  stockholders                      0        0         0  (138,000) (138,000)

Net income for the year             0        0         0   220,501   220,501

Balance at December 31, 1998    1,000    1,000         0    89,333    90,333

Compensation expense on
  issuance of common stock        125      125     8,195         0     8,320

Purchase and retirement of
  common stock                   (625)    (625)        0   (37,654)  (38,279)

Distribution to "S" corporation
  stockholders                      0        0         0  (335,560) (335,560)

Net income for the period           0        0         0   350,590   350,590

Balance at October 31, 1999
  (Unaudited)                     500      500     8,195    66,709    75,404


The accompanying notes are an integral part of these financial statements.


                             IMAGENUITY, INC.
                             d/b/a e-LINEAR
                         STATEMENT OF CASH FLOWS

                                                                Period From
                                       Ten Months             October 20, 1997
                                          Ended    Year Ended  (Inception) to
                                       October 31, December 31,  December 31,
                                           1999       1998          1997
                                       (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                              350,590     220,501       15,279
  Adjustments to reconcile net income
    to net cash used in operating
    activities:
      Depreciation                          5,412       2,880          276
      Compensation expense on employee
        arrangement                         8,320           0            0
      Changes in operating assets and
        liabilities:
        Accounts receivable              (182,779)    (46,194)     (21,112)
        Accounts payable                   (8,512)      8,512            0
        Accrued expenses                   (7,362)     13,920            0
                                         (184,921)    (20,882)     (20,836)
          Net cash provided by (used in)
            operating activities          165,669     199,619       (5,557)

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment      (24,019)     (7,373)      (4,973)
  Increase in deposits                     (3,121)          0            0

          Net cash used in investing
            activities                    (27,140)     (7,373)      (4,973)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from borrowings on line of
    credit                                 49,000           0            0
  Checks written in excess of bank
    balance                                     0     (18,391)      18,391
  Purchase of common stock                      0           0        1,000
  Distributions to "S" corporation
    stockholders                         (335,560)   (138,000)      (8,447)
  Increase in distributions due to
    "S" corporation stockholder           171,560           0            0
  Purchase and retirement of common
    stock                                 (38,279)          0            0

          Net cash provided by (used
            in) financing activities     (153,279)   (156,391)      10,944

Net increase (decrease) in cash and cash
  equivalents                             (14,750)     35,855          414
Cash and cash equivalents at beginning of
  period                                   36,269         414            0
Cash and cash equivalents at end
  of period                                21,519      36,269          414

The accompanying notes are an integral part of these financial statements.


                        IMAGENUITY, INC.
                         d/b/a e-LINEAR
                  NOTES TO FINANCIAL STATEMENTS




1.    Description of Business and Significant Accounting Policies

         Imagenuity, Inc. (`Imagenuity") is a leading Internet professional services firm providing strategic consulting, creative design and technology services to companies seeking to capitalize on the Internet. Imagenuity's current customers are based in the United States. Historically, Imagenuity's revenues are derived primarily from one customer. During the period from October 20, 1997 (inception) through the middle part of 1998, Imagenuity's revenues were primarily derived from training classes that it conducted through one of its divisions, Tech Instruct.

       Cash and Cash Equivalents

         Imagenuity considers all highly liquid instruments with an original maturity of three months or less to be cash equivalents.

       Concentration of Credit Risk

         Financial instruments that potentially subject Imagenuity to concentrations of credit risk consist primarily of cash equivalents and accounts receivable. All of Imagenuity's cash equivalents are held at high credit quality financial institutions. Accounts receivables are typically unsecured and are derived from revenues earned primarily from one client located in the United States. Imagenuity performs ongoing credit evaluations of its client's financial condition and maintains reserves for potential credit losses based upon the expected collectibility of total accounts receivable. To date, losses resulting from uncollectible receivables have not exceeded management's expectations.

         At October 31, 1999 and December 31, 1998 and 1997 one client accounted for approximately 100% of the Imagenuity's net revenues and total accounts receivable.

       Fair Value of Financial Instruments

         Financial instruments that are subject to fair value disclosure requirements are carried in the financial statements at amounts that approximate fair value and include cash and cash equivalents, accounts receivables, accounts payable and other credit facilities. Fair values are based on quoted market prices and assumptions concerning the amount and timing of estimated future cash flows and assumed discount rates reflecting varying degrees of perceived risk.

       Property and Equipment

         Property and equipment are stated at cost.
Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally three years.

       Unaudited Interim Financial Statements

         Financial information as of October 31, 1999 and for the ten months ended October 31, 1998 and 1999 is unaudited. In the opinion of Imagenuity's management, the October 31, 1998 and 1999 unaudited interim financial statements include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations for those periods. The results of operations for the ten months ended October 31, 1999 are not necessarily indicative of the results of operations to be expected in the future.


1.    Description of Business and Significant Accounting Policies, continued

       Revenue Recognition

         Substantially all of Imagenuity's revenues are derived from professional services which are generally provided to clients on a fixed-price, fixed-time basis. Revenues on fixed-price engagements are recognized using the percentage of completion method (based on the ratio of costs incurred to the total estimated project cost at completion). Unbilled receivables represent revenue recognized in advance of amounts billed. Billings received in advance of services performed are recorded as deferred revenues. Provisions for estimated losses on contracts are made during the period in which such losses become probable and can be reasonably estimated. To date, such losses have not been significant. Imagenuity reports revenues net of reimbursable expenses which are billed to and collected from clients.

       Professional Services

         Professional services expenses consist primarily of compensation paid to independent contractors that Imagenuity hires to assist in the delivery of professional services and non-reimbursable expenses related to client projects.

       Stock-Based Compensation

         Imagenuity accounts for stock-based compensation in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock issued to Employees." Accordingly, no compensation expense is recorded for options issued to employees in fixed amounts and with fixed exercise prices at least equal to the fair market value of Imagenuity's common stock at the date of grant. Imagenuity follows the disclosure requirements of Financial Accounting Standards (`SFAS") No. 123, " Accounting for Stock-Based Compensation." All stock-based awards to non-employees are accounted for at their fair value in accordance with SFAS No.123.

       Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates.

       Income Taxes

         Imagenuity has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, Imagenuity does not pay federal corporate income taxes on its taxable income. Instead, the stockholders are liable for individual federal income taxes based on their respective ownership percentages. Imagenuity prepares its financial statements on the accrual basis of accounting; however uses the cash basis of accounting for income tax purposes. The primary difference between financial and income tax reporting is that Imagenuity recognizes revenue for financial statement purposes as it is earned, while recognizing revenue for income tax purposes as it is collected.

2.    Property and Equipment

         Property and equipment consist of the following:

                              October 31,     December 31,
                                1999        1998       1997
                              (Unaudited)

Computer equipment              33,649     12,346      4,973

Office equipment                 2,716         -          -

                                36,365     12,346      4,973

Less: accumulated
  depreciation                  (8,568)    (3,156)      (276)

                                27,797      9,190      4,697

Depreciation expense for the period ended December 31, 1997, the year ended December 31, 1998, and the ten months ended October
31, 1999 was $ 276, $ 2,880, and $ 5,412, respectively (unaudited).

3.    Credit Facility

         In April 1999, Imagenuity secured a credit facility with a bank that provided for borrowings of up to $ 50,000. Borrowings under the credit facilities bore interest at the bank's prime rate plus 2.25% (10.5% at October 31, 1999). The credit facility was secured by substantially all of Imagenuity's assets. Imagenuity repaid this credit facility subsequent to October 31, 1999.

         In November 1999, Imagenuity secured an additional credit facility with a bank that provided for borrowings of up to $20,000. Borrowings under the line of credit bore interest at the bank's prime rate plus 2.25% (10.5% at October 31, 1999). The credit facility was secured by essentially all of Imagenuity's assets. Imagenuity repaid this credit facility in November 1999.

4.    Lease Commitment

         Imagenuity leases office facilities for its corporate operations conducted in Colorado under an operating lease that expires in January 2002. Additionally, Imagenuity leased temporary office space on a month-to-month basis prior to relocating to its corporate offices. Rent expense for the period ended December 31, 1997, the year ended December 31, 1998, and the ten months ended October 31, 1999 was $ 0, $ 5,413, and $ 21,893 respectively (unaudited).

         Minimum future lease commitments under the
noncancelable operating lease are $ 37,449,     $37,449, and $
3,121 for the years ending December 31, 2000, 2001 and 2002, respectively.

5.     Common Stock

         In October 1997, Imagenuity issued 1,000 shares of its common stock to two individuals for cash in the aggregate amount of $1,000.

         On March 1, 1999, Imagenuity repurchased and retired
500 shares of its common stock by paying cash in the amount of $ 33,279.

         In May 1999, Imagenuity issued to an individual 125 shares of its common stock in connection with an employment agreement (the"Agreement"). Imagenuity received no consideration for the issuance of these shares. The Board of Directors determined that the value of these shares would be equivalent to the value of the shares purchased by Imagenuity in March 1999. Accordingly, Imagenuity recorded $ 8,320 as stock issuance expense and additional paid in capital. In October 1999, Imagenuity and this employee severed their relationship and Imagenuity purchased and retired these shares for $ 5,000. Prior to the closing of the merger transaction described in Note 6, the former shareholder threatened to bring an action against Imagenuity, and in December 1999 filed suit against Imagenuity. (See Note 7)

6.     Merger Agreement

         In October 1999, Imagenuity executed an Agreement and Plan of Merger (the "Plan") with Kinetiks.com, Inc. (`Kinetiks") and Kinetiks' wholly owned subsidiary Elinear Corporation. The Plan was subject to Kinetiks successfully completing a private placement in amount $1,000,000 from the sale of 2,500,000 shares of Kinetiks common stock, the execution of an Inducement Agreement whereby two shareholders of Kinetiks were to deliver a written indemnity by which these two shareholders assumed and agreed to hold Kinetiks, Elinear and Imagenutiy and their officers, directors and shareholders harmless from Kinetiks liabilities, and due diligence. Additionally, the Plan required that the sole shareholder of Imagenuity indemnify Kinetiks and Elinear from and against any and all loss, liability, damage and expense suffered or incurred by Kinetiks or Elinear resulting from or arising out of the defense of the threatened action by a former shareholder of Imagenuity. In satisfaction of the requirement, the sole shareholder of Imagenuity delivered to Kinetiks and Elinear an Indemnification and Pledge Agreement covering 4,500,000 shares of stock.

         The requirements of the Plan were satisfied on December 9, 1999; accordingly, Imagenuity was entitled to receive 22,500,000 shares of Kinetiks common stock. Because the authorized number of common shares of Kinetiks was insufficient to satisfy the number of shares to be issued to Imagenuity, Imagenuity was issued 10,000,000 shares of Kinetiks common stock and 250,000 shares of Kinetiks preferred stock, that is convertible into 12,500,000 shares of Kinetiks common stock.

         The Plan also provided that since Imagenuity was an S corporation for income tax purposes, the sole shareholder of Imagenuity was entitled to receive distributions of approximately $ 315,000, to satisfy the income taxes that would be allocated to this shareholder. Imagenuity paid this shareholder prior to the merger with Kinetiks approximately $ 144,000, and accrued the remaining portion in the amount of approximately $ 171,000 as Distributions due to Shareholder. Upon the completion of the merger, Imagenuity terminated its S corporation status for income tax purposes.

7.     Litigation

         As discussed in Note 5, a former shareholder filed a lawsuit against Imagenuity alleging breach of the employment agreement and filed suit against Kinetiks alleging breach of its fiduciary obligation to deliver the proportionate number of shares that the former shareholder claims is due to him pursuant to the merger with Kinetiks. The lawsuit demands judgment against Imagenuity and Kinetiks that would require Imagenuity and Kinetiks to deliver to the former shareholder 20% of the issued and outstanding shares of stock of Imagenuity or its equivalent in shares of Kinetiks. Imagenuity has filed an action against the former shareholder requesting a declaratory judgment that the former shareholder's interest in Imagenuity was terminated effective October 4, 1999. Imagenuity believes that the former shareholder's action is without merit and plans to vigorously defend itself. Imagenuity believes that should it be unsuccessful in defending itself, an unfavorable outcome would not have a material impact on the financial statements taken as a whole.


In October 1999, Imagenuity, Inc. d/b/a e-Linear., ("Imagenuity") executed and Agreement and Plan of Merger (the"Plan") with Kinetiks.com, Inc. ("Kinetiks") and Kinetiks' wholly owned subsidiary Elinear Corporation.
The Plan was subject to the successful completion of a private placement of Kinetiks common stock in the amount of $1,000,000, the execution of an Inducement Agreement whereby two shareholders of Kinetiks assumed all of Kinetiks' liabilities, and due diligence. The requirements of the Plan were satisfied on December 9, 1999; accordingly, Imagenuity was entitled to receive 22,500,000 shares of Kinetiks common stock. Because the authorized number of shares of Kinetiks was insufficient to satisfy the number of shares to be issued to Imagenuity, Imagenuity was issued 10,000,000 shares of Kinetiks common stock and 250,000 shares of Kinetiks preferred stock that is convertible into 12,500,000 shares of Kinetiks common stock. The following proforma financial information presents the proforma condensed consolidated balance sheet as of October 31, 1999, and the statements of operations for the year ended December 31, 1998 and the ten months ended October 31, 1999.

                       KINETIKS.COM, INC. AND SUBSIDIARIES
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               OCTOBER 31, 1999
                                   UNAUDITED



                                                      HISTORICAL

                              Kinetiks.com, Imagenuity   Proforma   Proformed
                                 Inc.&      Inc.(d/b/a/ Adjustments Combined
                              Subsidiary    e-Linear)
CURRENT ASSETS:
Cash and cash equivalents             77       21,519    927,706 (1) 777,742
                                                        (171,560)(3)
Accounts receivable, no allowance      0      250,085          0     250,085
deemed necessary                                                           0
Investment in Subsidiary               1            0         (1)          0
Prepaid Expenses                  50,000            0    (50,000)(1)       0

Total current assets              50,078      271,604    706,145   1,027,827

Property and equipment, net            0       27,797          0      27,797
Other assets                           0        3,121          0       3,121

Total assets                      50,078      302,522    706,145   1,058,745



LIABILITIES AND STOCK HOLDERS' EQUITY:

CURRENT LIABILITIES:
Current portion of notes payable       0       49,000          0      49,000
Accounts payable                 441,352            0   (441,352)(2)       0
Accrued liabilities               59,621        6,558    (59,621)(2)   6,558
Current portion of deferred taxes      0            0     65,891 (4)  65,891
Distributions due to stockholder       0      171,560   (171,560)(3)       0

Total current liabilities        500,973      227,118   (606,642)    121,449

STOCKHOLDERS' EQUITY:
Common stock                       7,000          500      2,500 (1)  19,500
                                                          10,000 (5)
                                                            (500)(5)
Preferred stock                        0            0          1 (5)       1
Additional paid in Capital     6,803,863        8,195    875,206 (1) 918,978
                                                         500,973 (2)
                                                      (7,269,259)(5)
Treasury Stock                    (2,000)           0          0      (2,000)
Retained earnings (accumulated
  deficit)                    (7,259,758)      66,709    (65,891)(4)     817
                                                       7,259,757 (5)

Total stockholders' equity      (450,895)      75,404  1,312,787     937,296

Total liabilities and stockholders'
  equity                          50,078     302,522     706,145   1,058,745


                   KINETIKS.COM, INC. AND SUBSIDIARY
            PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                         October 31, 1999
                            (Unaudited)

                         PRO FORMA ADJUSTMENTS

                                                  (1)
To record the net proceeds received from the sale of 2,500,000 shares of Kinetiks.com, Inc. common stock

                                                  (2)
To record the assumption of liabilities by individual stockholders of Kinetiks.com, Inc. pursuant to the Agreement and Plan of Merger

                                                  (3)
To record the remaining distribution due to Imagenuity, Inc. stockholder for earned income from S corporation earnings

                                                  (4)
To record deferred income tax expense associated with the timing differences associated with the termination of the S corporation upon the merger of Imagenuity, Inc. with Kinetiks.com, Inc

                                                  (5)
To record the issuance of 10,000,000 shares of Kinetiks.com, Inc.
  common stock and 250,000 shares of Kinetiks.com, Inc.
  preferred stock which is convertible into 12,500,000 shares of Kinetiks.com, Inc. common stock. Additionally, record the merger with Imagenuity, Inc. as a reverse acquisition.



                         KINETIKS.COM, INC.
          PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      YEAR ENDED DECEMBER 31, 1998
                            UNAUDITED

                                                 HISTORICAL

                          Kinetiks.com  Imagenuity, Proforma    Proformed
                             Inc. &     Inc.d/b/a   Adjustments Combined
                          Subsidiary    e-Linear

Net Revenues                      0      443,240           0    443,240

Operating expenses:

Wages and benefits                0      121,274           0    121,274
Professional services             0       41,724           0     41,724
Travel and entertainment          0       22,705           0     22,705
Rent                              0        5,413           0      5,413
Stock issuance expense            0            0           0          0
Telephone                         0        6,501           0      6,501
Depreciation                      0        2,880           0      2,880
Consulting                        0            0           0          0
Other                        54,436       19,388           0     73,824

Total operating expenses     54,436      219,885           0    274,321

Income(loss)from operations (54,436)     223,355           0    168,919

Interest income                   0          624           0        624
Interest expense            (21,321)           0           0    (21,321)
Other expense                     0       (3,478)          0     (3,478)

Income(loss) before
  income taxes              (75,757)     220,501           0    144,744
Proforma income tax expense       0            0     (67,627)   (67,627)

   Net income               (75,757)     220,501     (67,627)    77,117


Proforma Basic Earnings Per Share:
  Net income                                                     0.0029

Proforma Diluted Earnings Per Share:
  Net Income                                                     0.0027


                      Proforma Earnings per Share Disclosure

                                   Income         Shares       Per-Share
                                 (Numerator)   (Demominator)     Amount

Proforma basic earnings per share:
  Net income                        77,117      26,774,013        0.0029

Effect of dilutive securities:
  Warrants                               0       1,508,125
  Options                                0         130,625

Proforma dilutied earnings per share:
  Net income                        77,117      28,412,763        0.0027




                           KINETIKS.COM, INC.
         PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    TEN MONTH ENDED OCTOBER 31, 1999
                              UNAUDITED


                                             HISTORICAL

                     Kinetiks.com Imagenuity,     Proforma       Proformed
                        Inc. &    Inc. (d/b/a/    Adjustments    Combined
                     Subsidiary   e-Linear)

Net Revenues                  0      707,025              0       707,025

Operating expenses:

Wages and benefits            0      211,402              0       211,402
Professional services    37,225       30,226              0        67,451
Travel and entertainment    340       27,681              0        28,021
Rent                          0       21,893              0        21,893
Stock issuance expense  437,056        8,320              0       445,376
Telephone                   139       11,976              0        12,115
Depreciation                  0        5,412              0         5,412
Consulting               45,056            0              0        45,056
Other                    10,315       40,864              0        51,179

Total operating
  expenses              530,131      357,774              0       887,905

Income(loss)from
  operation            (530,131)     349,251              0      (180,880)

Interest income               0        2,459              0         2,459
Interest expense        (77,885)           0              0       (77,885)
Other expense                 0       (1,120)             0        (1,120)

Income before income
 taxes and Extraordinary
 item                  (608,016)     350,590              0      (257,426)

Proforma income tax
 expense                      0            0        (65,891)      (65,891)

Income before
 extraordiary item     (608,016)     350,590        (65,891)     (323,317)

Extraordinary item-
 gain on trouble
 debt restructuring,
 net of taxes           842,157            0              0       842,157

   Net income           234,141      350,590        (65,891)      518,840


Proforma Basic Earnings Per Share:
  Loss before extraordinary item                                   (0.012)
  Extraordinary item                                                0.031
  Net income                                                        0.019

Proforma Diluted Earnings Per Share:
  Loss before extraordinary item                                   (0.011)
  Extraordinary item                                                0.029
  Net Income                                                        0.018


                   Proforma Earnings per Share Disclosure

                                   Income         Shares         Per-Share
                                 (Numerator)   (Demominator)     Amount

Proforma basic earnings per share:
  Loss before extraordinary item   (323,317)     26,774,013        (0.012)
  Extraordinary item                842,157      26,774,013         0.031

Effect of dilutive securities:
  Warrants                                0       1,508,125
  Options                                 0         130,625

Proforma dilutied earnings per share:
  Loss before extraordinary item   (323,317)     28,412,763         (0.011)
  Extraordinary item                842,157      28,412,763          0.029



                             SIGNATURE

     Pursuant to the requirements of the Securities Exchange At of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kinetiks.com, Inc.

(Registrant)

               By:            /s/ John V. Ludwig

               Name:          John V. Ludwig

               Title:         Corporation President

               Date:          FEBRUARY 6, 1999




                           INDEX TO EXHIBITS

Exhibit A-1 -- Agreement and Plan of Merger,(incorporated
               by reference) dated October 11, 1999